News Announcement

REMINDER:
Vitran management will conduct a conference call today, February 11th at 10:00 a.m. (Eastern), to discuss the Company’s 2003 fourth quarter and year-end results.
Conference call dial-in: 877/809-0404. Live Webcast: http://www.vcall.com/CEPage.asp?ID=85487

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Kevin Glass, VP Finance/CFO	Purdy Tran
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VVN@jcir.com

FOR IMMEDIATE RELEASE

VITRAN FINISHES 2003 — ITS BEST YEAR EVER —
WITH ANOTHER STRONG QUARTER

— NET INCOME INCREASES 45 PERCENT ON 14 PERCENT HIGHER REVENUES —

TORONTO, ONTARIO (February 11, 2004) – Vitran Corporation Inc. (TSX: VTN.A, AMX: VVN), a North American transportation and logistics firm, today announced record fourth quarter and full-year operating results for the three- and twelve-month periods ended December 31, 2003. The 2003 fourth quarter marks Vitran’s ninth consecutive quarterly period of improved profitability, compared to the previous year’s operating results.

During the 2003 fourth quarter, Vitran achieved a 45 percent increase in net income to $3.2 million, or $0.29 per diluted share ($0.31 per basic share) on 14 percent higher revenues of $85.3 million. In the comparable 2002 three-month period, the Company had net income of $2.2 million, or $0.22 per diluted share ($0.23 per basic share) on revenues of $74.8 million (all figures reported in U.S. dollars, except where noted; prior to today’s announcement, Vitran had reported all financial results in Canadian dollars).

For the twelve months ended December 31, 2003, Vitran’s net income grew 49 percent to $10.3 million, or $1.01 per diluted share ($1.07 per basic share) on revenues of $331.8 million, nine percent higher than the $303.6 million in revenues the Company recorded in 2002. In 2002, Vitran reported full-year net income of $6.9 million, or $0.71 per diluted share ($0.72 per basic share).

(more)

Vitran Q4 2003, 2/11/04	page 2 of 7

As a result of the strengthening Canadian dollar, reported revenue was positively impacted by $15.4 million for the year, and $6.0 million for the quarter. However, due to U.S. dollar-denominated revenue within Vitran’s Canadian operations, there was a negative net impact on the Company’s income from operations of $0.7 million for the year, and $0.3 million for the quarter.

Vitran President and Chief Executive Officer Richard E. Gaetz stated, “Vitran is proud to report its ninth consecutive quarter of improved profitability, compared to the year-ago period. In addition to the revenue and net income ramp-up, we are very pleased to have completed a public equity offering of 2.3 million common shares during Q4, in which we raised gross proceeds of approximately $31.6 million.

“As a result of this additional capital and our steady repayment of outstanding indebtedness throughout the year, Vitran finished 2003 with a significantly enhanced balance sheet from the point at which we began the year. We intend to use the net proceeds to fund possible future acquisitions focusing on US-based LTL companies that operate contiguously to our Vitran Express footprint in the U.S. central states. Additionally, we may also deploy a portion of the proceeds from the equity offering to fund capital expenditures and to repay outstanding corporate indebtedness.”

At December 31, 2003, Vitran had cash, cash equivalents and marketable securities of $39.4 million, versus $8.0 million as of December 31, 2002. Long-term debt on the Company’s balance sheet declined significantly during the year to $26.2 million, from $37.5 million at the end of 2002. Additionally, shareholders’ equity rose 88 percent during the twelve-month period, to $98.0 million at December 31, 2003.

Segmented Results
In its core LTL (less-than-truckload) segment, Vitran achieved a 19 percent increase in operating income during Q4 2003 on 14 percent higher consolidated revenue. The Canadian LTL division achieved 6.3 percent revenue growth and the Company’s U.S. LTL counterpart recorded 5.2 percent higher revenues, compared to the year-ago quarter. The consolidated LTL operating ratio (OR) improved to 94.2 during the period, versus 94.5 in the 2002 fourth quarter. The majority of other key LTL operating segment statistics also showed improvement during the three-month period ended December 31, 2003.

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Vitran Q4 2003, 2/11/04	page 3 of 7

The Vitran Logistics segment achieved a 33 percent increase in operating income during the 2003 fourth quarter, as revenues grew over 31 percent compared to the year-earlier period. Vitran’s Truckload segment recorded Q4 income from operations of approximately $0.1 million, compared to a nominal loss in the year-earlier quarter on flat revenue of $8.2 million. The Logistics division improved its OR by 100 basis points to 93.4, compared to the 2002 Q4 figure, while the Truckload division’s OR was 98.4, versus 100.1 in the 2002 fourth quarter.

Per share results for the fourth quarter are based on 10.1 million basic shares (10.8 million diluted shares) and 9.6 million basic shares (9.9 million diluted shares) outstanding during the 2003 and 2002 three-month periods, respectively. Per share results for the full year are based on 9.7 million basic shares (10.3 million diluted shares) and 9.7 million basic shares (9.8 million diluted shares) outstanding in the 2003 and 2002 twelve-month periods, respectively.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (TSX: VTN.A, AMX: VVN), visit the website at www.vitran.com.

Information in this news announcement relating to projected growth, improvements in productivity and future results constitutes forward-looking statements. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition and environmental hazards. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s Annual Report on Form 20-F and other filings with the Securities and Exchange Commission.

(tables follow)

Vitran Q4 2003, 2/11/04	page 4 of 7

Vitran Corporation Inc.
Consolidated Balance Sheets
December 31, 2003 (audited) and December 31, 2002 (audited)
(in thousands of $U.S.)

	Dec. 31, 2003	Dec. 31, 2002

Assets
Current assets:
Cash and cash equivalents	$12,417	$8,002
Marketable securities	26,996	—
Accounts receivable	35,685	29,632
Inventory, deposits and prepaid expenses	5,847	6,195
Future income tax assets	4,101	2,917

	85,046	46,746
Capital assets	35,102	30,787
Goodwill	44,865	43,869

	$165,013	$121,402

Liabilities and Shareholders’ Equity
Current liabilities:
Account payable and accrued liabilities	34,092	27,314
Income and other taxes payable	4,007	1,741
Current portion of long-term debt	8,313	7,006

	46,412	36,061
Long-term debt	17,931	30,504
Future income tax liabilities	2,715	2,767
Shareholders’ equity:
Capital stock	59,358	27,857
Retained earnings	40,029	30,044
Cumulative translation adjustment	(1,432)	(5,831)

	97,955	52,070

	$165,013	$121,402

(Statements of Income follows)

Vitran Q4 2003, 2/11/04	page 5 of 7

VITRAN CORPORATION INC.
Statements Of Income
(in thousands of $U.S., except share and per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(audited)

	2003	2002	2003	2002

Revenues	$85,333	$74,840	$331,826	$303,595
Operating expenses	72,823	63,426	282,016	254,405
Selling, general and administrative expenses	6,814	6,419	29,366	31,084

	79,637	69,845	311,382	285,489
Income from operations before depreciation	5,696	4,995	20,444	18,106
Depreciation expense	1,401	1,302	5,494	5,308

	4,295	3,693	14,950	12,798
Interest on long-term debt, net	(203)	(699)	(1,320)	(3,289)
Gain (loss) on sale of fixed assets	1	21	(136)	(289)

	(202)	(678)	(1,456)	(3,578)
Income from continuing operations before income taxes, minority interest and amortization of goodwill	4,093	3,015	13,494	9,220
Income taxes	943	838	3,158	2,282

Net income	$3,150	$2,177	$10,336	$6,938

Earnings per share:
Basic — Net income	$0.31	$0.23	$1.07	$0.72

Diluted — Net income	$0.29	$0.22	$1.01	$0.71

Weighted average number of shares Basic	10,110,571	9,582,252	9,684,901	9,691,041

Diluted	10,768,940	9,913,889	10,263,211	9,784,066

Vitran’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles

(additional financial information follows)

Vitran Q4 2003, 2/11/04	page 6 of 7

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended
December 31, 2003

	U.S. LTL	Q. over Q.		CDN LTL	Q. over Q.
($U.S.)	Division	% Change	($CDN)	Division	% Change

Revenue (000’s)	$37,991	5.2	Revenue (000's)	$40,792	6.3
No. of Shipments	343,246	0.8	No. of Shipments	232,871	6.6
Weight (000’s lbs)	489,298	3.6	Weight (000's lbs)	433,505	7.0
Revenue per shipment	$110.68	4.3	Revenue per shipment	$175.17	(0.2)
Revenue per CWT	$7.76	1.5	Revenue per CWT	$9.41	(0.6)

For the year ended
December 31, 2003

	U.S. LTL	Yr. over Yr.		CDN LTL	Yr. over Yr.
($U.S.)	Division	% Change	($CDN)	Division	% Change

Revenue (000’s)	$156,230	3.8	Revenue (000's)	$157,737	10.1
No. of Shipments	1,426,925	0.9	No. of Shipments	885,010	7.4
Weight (000’s lbs)	1,985,778	2.0	Weight (000's lbs)	1,695,205	6.7
Revenue per shipment	$109.49	2.9	Revenue per shipment	$178.23	2.5
Revenue per CWT	$7.87	1.7	Revenue per CWT	$9.30	3.2

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter ended	For the quarter ended
December 31, 2003	December 31, 2002

		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%

LTL	69,234	3,990	94.2	LTL	60,631	3,339	94.5
LOG	7,849	519	93.4	LOG	5,981	389	93.5
TL	8,250	134	98.4	TL	8,228	(59)	100.1

For the quarter ended	For the quarter ended
December 31, 2003	December 31, 2002

		Inc. from				Inc. from
	Revenue	Operations	OR%		Revenue	Operations	OR%

LTL	270,189	15,440	94.3	LTL	241,916	13,051	94.6
LOG	28,642	1,111	96.1	LOG	27,665	955	96.5
TL	32,995	657	98.0	TL	34,014	885	97.4

(summary historic $U.S. financials follow)

Vitran Q4 2003, 2/11/04	page 7 of 7

Summary Historic Financial Highlights in $U.S.
(in thousands of $U.S. except per share data)
(Unaudited)

	First	Second	Third	Fourth	Year
	Quarter	Quarter	Quarter	Quarter	End

2003
Revenue
Less-than-truckload	$63,224	$68,503	$69,228	$69,234	$270,189
Logistics	6,340	7,106	7,347	7,849	28,642
Truckload	7,905	8,526	8,314	8,250	32,995

Total Revenue	77,469	84,135	84,889	85,333	331,826
Income from operations	2,083	4,073	4,499	4,295	14,950
Net income	$1,417	$2,724	$3,045	$3,150	$10,336

Earnings per share
Basic	$0.15	$0.29	$0.32	$0.31	$1.07
Diluted	0.14	0.27	0.30	0.29	1.01

2002
Revenue
Less-than-truckload	$56,406	$62,149	$62,730	$60,631	$241,916
Logistics	7,227	7,904	6,553	5,981	27,665
Truckload	8,025	8,994	8,767	8,228	34,014

Total Revenue	71,658	79,047	78,050	74,840	303,595
Income from operations	1,555	3,637	3,913	3,693	12,798
Net income	$559	$1,886	$2,316	$2,177	$6,938

Earnings per share
Basic	$0.06	$0.19	$0.24	$0.23	$0.72
Diluted	0.06	0.19	0.23	0.22	0.71

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